Exhibit 99.01

MEDIA CONTACT:
Kasey Holman
Media Relations — Silicon Image, Inc.
Phone: 408-616-4192
kasey.holman@SiliconImage.com
INVESTOR CONTACT:
David H. Allen
Investor Relations — Silicon Image, Inc.
Phone: 408-616-4003
david.allen@SiliconImage.com
SILICON IMAGE REPORTS SECOND QUARTER RESULTS
SUNNYVALE, Calif., Aug. 2, 2007 — Silicon Image, Inc. (Nasdaq: SIMG), a leader in semiconductors for the secure storage, distribution and presentation of high-definition content, today reported financial results for its fiscal year 2007 second quarter.
Financial Highlights
— Second quarter 2007 revenue totaled $79.8 million. Product revenue accounted for 82.6 percent of the total revenue in the second quarter. Development, licensing and royalty revenue accounted for 17.4 percent of the total revenue in the second quarter. Total second quarter revenue increased 13.0 percent compared with the same quarter of 2006 and increased 15.4 percent compared with the prior quarter.
— GAAP total gross margin for the second quarter of 2007 totaled $42.8 million, or 53.7 percent of total revenue, compared with $40.8 million, or 57.8 percent of total revenue in the same quarter of 2006 and $38.4 million, or 55.5 percent of total revenue in the prior quarter.
— GAAP product gross margin for the second quarter totaled $30.3 million, or 46.0 percent of product revenue, compared with $32.2 million, or 52.2 percent of product revenue in the same quarter of 2006 and $27.6 million, or 49.5 percent of product revenue in the prior quarter.
— Non-GAAP total gross margin for the second quarter of 2007 totaled $43.3 million, or 54.3 percent of second quarter 2007 total revenue. In comparison, non-GAAP gross margin for the same quarter of 2006 was $41.3 million, or 58.6 percent of second quarter 2006 total revenue. Non-GAAP gross margin for the prior quarter was $38.7 million, or 56.0 percent of prior quarter total revenue. A reconciliation of GAAP to non-GAAP gross margin is included in the summary financial information attached to this press release.
— Non-GAAP product gross margin for the second quarter totaled $30.8 million, or 46.7 percent of product revenue, compared with $32.7 million, or 53.0 percent of product revenue in the same quarter of 2006 and $27.9 million, or 50.1 percent of product revenue in the prior quarter. A reconciliation of GAAP to non-GAAP product gross margin is included in the summary financial information attached to this press release.

— GAAP second quarter 2007 net income totaled $4.4 million, or $0.05 per basic and diluted share. In comparison, GAAP net income for the same quarter of 2006 was $5.8 million, or $0.07 per basic and diluted share. GAAP net income for the prior quarter was $2.9 million, or $0.03 per basic and diluted share.
— Non-GAAP net income for the second quarter of 2007 totaled $8.5 million, or $0.10 per basic and diluted share. In comparison, non-GAAP net income for the same quarter of 2006 was $16.3 million, or $0.20 and $0.19 per basic and diluted share, respectively. Non-GAAP net income for the prior quarter was $6.3 million, or $0.07 per basic and diluted share. A reconciliation of GAAP to non-GAAP net income is included in the summary financial information attached to this press release.
— Cash and short-term investments at the end of the second quarter were approximately $203.0 million.
— Silicon Image purchased 3.75 million shares or $31.1 million of its common stock at an average price of $8.30 per share, including commissions, pursuant to the company’s previously announced $100 million stock repurchase program.
— Silicon Image also announced that the Securities and Exchange Commission has completed its investigation into Silicon Image’s option granting practices without recommending that any enforcement action be taken against the company.
New Products and Higher Licensing Drive Revenue Growth
Silicon Image’s revenue growth in the second quarter was driven primarily by increased product and licensing revenue associated with the expanding use of the High-Definition Multimedia Interface™ (HDMI™), particularly in consumer electronics. Silicon Image’s largest business, consumer electronics, accounted for approximately three-quarters of the company’s second quarter revenue and increased 27.3 percent over the same period one year ago and increased 25.2 percent compared with the prior quarter. Silicon Image’s products and licensed intellectual property are used in a variety of consumer electronics products, including digital still cameras, HD camcorders, audio/video receivers, DVD devices, including Blu-ray Disc and HD DVD devices, game consoles, set-top boxes and digital televisions.
“We experienced solid revenue growth and better-than-expected overall margin performance in the second quarter, both of which came in above our guidance range,” said Steve Tirado, Silicon Image’s president and chief executive officer. “During the June quarter, product sales in each of our three product groups increased sequentially. Within our largest product category, consumer electronics, we doubled sales of our HDMI 1.3 products, which included shipping the first million units of our recently introduced integrated input processors,”.
Silicon Image’s Simplay HD program continued to gain momentum from major manufacturers, retailers and service providers. Consumer electronics and PC manufacturers have submitted more than 160 products to this program in order to verify compliance with the HDMI standard and to test compatibility of their products with other HDMI tested products.

“Our licensing revenues, were particularly strong in the first half of 2007 and we will be focusing on additional licensing opportunities in future quarters to boost overall gross margins and operating margins. We expect to introduce a new category of analog products into the market during the second half of 2007 that will provide new opportunities for future licensing revenue and improvements to overall operating margins,” said Tirado.
Outlook
“Based upon our current visibility, we expect to see another quarter of double-digit growth in our unit demand. We also expect to see average selling price pressures begin to moderate given our expected product mix with a focus on product margin improvements in the second half of 2007. We believe that our second half 2007 product gross margin will experience a modest improvement relative to our second quarter 2007 product gross margin,” said Tirado.
Revenue for the third quarter is expected to range between $81 million and $87 million.
— Revenue for the full fiscal year 2007 is expected to range between $305 million to $315 million; down from the company’s prior guidance range of $325 million to $345 million. The new guidance represents a revenue growth rate for the full year of 3 percent to 7 percent over Silicon Image’s 2006 GAAP revenue of $295.0 million and 6 percent to 9 percent over the company’s 2006 non-GAAP revenue of $287.9 million.
— GAAP and non-GAAP gross margin is expected to range between 50 percent and 53 percent.
— GAAP operating expenses are expected to range between $37 million to $39 million.
— Non-GAAP operating expenses are expected to range between $31 million to $33 million.
Use of Non-GAAP Financial Information
Silicon Image reports gross profit, total and product gross margins, operating expenses, net income and basic and diluted net income per share in accordance with GAAP and supplementally on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. For instance, management excludes the stock-based compensation expense when reviewing our cost of revenue and operating expenses because it is unrelated to our ongoing business operations, and because it does not consider this expense to be relevant to an assessment of our ongoing operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call
Silicon Image will also host a conference call to discuss its financial results at 2:00 p.m. Pacific Time on Aug. 2, 2007. To access the conference call, dial 719-457-2679 and enter pass code 6723774. A replay of the conference call will be available until midnight Pacific Time, Aug 16, 2007. To access the replay, dial 719-457-0820 or 888-203-1112, and enter pass code 6723774. A webcast of the call will also be available on the investor relations’ site located at http://www.siliconimage.com.
About Silicon Image, Inc.
Headquartered in Sunnyvale, Calif., Silicon Image, Inc. is a leader in driving the architecture and semiconductor implementations for the secure storage, distribution and presentation of high-definition content in the consumer electronics and personal computing markets. Silicon Image creates and drives industry standards for digital content delivery such as DVI, HDMI™ and Serial ATA (SATA), leveraging partnerships with global leaders in the consumer electronics and personal computing markets to meet the growing digital content needs of consumers worldwide. With a proven track record of improving cross-product interoperability, Silicon Image has shipped more than 100 million HDMI/HDCP and DVI/HDCP semiconductor solutions and offers one of the most robust and comprehensively tested technology platforms in the consumer electronics industry through the Simplay HD™ Testing Program of Simplay Labs. Simplay Labs, LLC, a wholly-owned subsidiary of Silicon Image, is a leading provider of testing technologies, tools and services for high-definition consumer electronics devices such as HDTVs, set-top boxes, audio/video receivers and DVD players, helping manufacturers to achieve compatibility and deliver the highest-quality HDTV experience to consumers. Silicon Image is the leading provider of semiconductor intellectual property solutions for high-definition multimedia and data storage applications. For more information, please visit www.siliconimage.com.
Forward-Looking Statements
This press release contains forward-looking information within the meaning of federal securities regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image’s anticipated revenue growth and future operating results, including the anticipated sequential revenue growth in the third quarter and anticipated revenue for the full fiscal year 2007, market demand and pricing for our products, expected improvement in second half 2007 product gross margin relative to product gross margin in the second quarter of 2007, our future product introductions, product development activities and design wins, increasing HDMI adoption and penetration, and Simplay HD’s services. These forward-looking statements involve risks and uncertainties, including those described from time to time in Silicon Image’s filings with the Securities and Exchange Commission (SEC) that could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K or Form 10-Q filed by Silicon Image with the SEC. Silicon Image assumes no obligation to update any forward-looking information contained in this press release.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands) (unaudited)

	June 30,	December 31,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$79,561	$81,921
Short-term investments	123,351	168,724
Accounts receivable, net	45,701	39,931
Inventories	22,781	28,287
Prepaid expenses and other current assets	15,512	4,895
Deferred income taxes	10,156	12,793

Total current assets	297,062	336,551

Property and equipment, net	24,575	18,431
Goodwill	19,210	13,021
Intangible assets, net	2,066	78
Other assets	15,915	1,570
Deferred income taxes, non current	14,490	10,580

Total assets	$373,318	$380,231

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$23,029	$14,187
Accrued liabilities	21,492	37,308
Deferred license revenue	4,461	5,264
Deferred margin on sales to distributors	19,087	17,712

Total current liabilities	68,069	74,471

Other long-term liabilities	9,574	538

Total liabilities	77,643	75,009

Stockholders’ Equity:
Total stockholders’ equity	295,675	305,222

Total liabilities and stockholders’ equity	$373,318	$380,231

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2007	March 31, 2007	June 30, 2006	2007	2006
Revenue:
Product	$65,875	$55,666	$61,667	$121,541	$114,947
Development, licensing and royalties	13,896	13,453	8,912	27,349	14,731

Total revenue	79,771	69,119	70,579	148,890	129,678

Cost of revenue and operating expenses:
Cost of revenue (1)	36,938	30,758	29,785	67,696	55,133
Research and development (2)	19,025	17,195	15,179	36,220	30,745
Selling, general and administrative (3)	17,151	17,144	16,563	34,295	32,025
Amortization of intangible assets	537	615	78	1,152	351

Total cost of revenue and operating expenses	73,651	65,712	61,605	139,363	118,254

Income from operations	6,120	3,407	8,974	9,527	11,424
Interest income and other, net	3,290	3,026	2,020	6,316	3,558

Income before provision for income taxes	9,410	6,433	10,994	15,843	14,982
Provision for income taxes	5,038	3,517	5,196	8,555	6,832

Net income	$4,372	$2,916	$5,798	$7,288	$8,150

Net income per share – basic	$0.05	$0.03	$0.07	$0.08	$0.10

Net income per share – diluted	$0.05	$0.03	$0.07	$0.08	$0.10

Weighted average shares – basic	86,737	86,825	81,562	86,781	81,019
Weighted average shares – diluted	88,817	89,549	85,628	89,156	85,246

(1) Includes stock-based compensation expense	$443	$346	$554	$789	$1,182

(2) Includes stock-based compensation expense	2,056	2,308	2,800	4,364	5,612

(3) Includes stock-based compensation expense	2,687	1,378	3,197	4,065	7,040

SILICON IMAGE, INC.
GAAP NET INCOME TO NON-GAAP NET INCOME RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except per share amounts)	2007	2007	2006	2007	2006
(unaudited)
GAAP Net income	$4,372	$2,916	$5,798	$7,288	$8,150

Non-GAAP adjustments:
Stock-based compensation expense (1)	5,186	4,032	6,551	9,218	13,834
Amortization of intangible assets (2)	537	615	78	1,152	351

Non-GAAP Net income before tax adjustments	10,095	7,563	12,427	17,658	22,335

Income tax effects on above adjustments	(1,560)	(1,247)	—	(2,807)	—
Tax benefit from employee stock transactions (3)	—	—	3,889	—	5,245

Non-GAAP net income	$8,535	$6,316	$16,316	$14,851	$27,580

Non-GAAP net income per share — basic	$0.10	$0.07	$0.20	$0.17	$0.34
Non-GAAP net income per share — diluted	$0.10	$0.07	$0.19	$0.17	$0.32

Weighted average shares — basic	86,737	86,825	81,562	86,781	81,019
Weighted average shares — diluted	88,817	89,549	85,628	89,156	85,246

(1)	For the three months and six months ended June 30, 2007 and 2006, and for the three months ended March 31, 2007, these adjustments represent the non-cash amortization of stock-based compensation associated with the adoption of SFAS No. 123 (R) Stock-based Compensation.

(2)	This adjustment represents expenses for the amortization of intangible assets recorded in connection with our acquisitions. These on-going expenses pertain to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.

(3)	This adjustment represents the non-cash tax benefits from employee stock transactions and other discrete items included in the tax provision and recorded to additional paid in capital.

SILICON IMAGE, INC.
GAAP REVENUE TO NON-GAAP REVENUE RECONCILIATION

Year Ended
December 31,
(In thousands)	2006
GAAP Revenue	$294,958

Non-GAAP adjustments:
Adjustments related to Genesis Settlement (1)	(7,050)

Non-GAAP Revenue (unaudited)	$287,908

(1)	This adjustment represents the reversal of royalty revenue related to the Genesis settlement for the amounts that related to the years prior to FY2006 (unaudited).

SILICON IMAGE, INC.
GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN RECONCILIATION

	Three Months Ended
	June 30,	% of total	March 31,	% of total	June 30,	% of total
(In thousands, except percentages)	2007	revenue	2007	revenue	2006	revenue
(unaudited)
GAAP Gross margin	$42,833	53.7%	$38,361	55.5%	$40,794	57.8%

Non-GAAP adjustments:
Stock-based compensation expense (1)	443	0.6%	346	0.5%	554	0.8%

Non-GAAP Gross margin	$43,276	54.3%	$38,707	56.0%	$41,348	58.6%

(1)	For the three months and six months ended June 30, 2007 and 2006, and for the three months ended March 31, 2007, these adjustments represent the non-cash amortization of stock-based compensation associated with the adoption of SFAS No. 123(R) Stock-based Compensation.

SILICON IMAGE, INC.
GAAP PRODUCT GROSS MARGIN TO NON-GAAP PRODUCT GROSS MARGIN RECONCILIATION

	Three Months Ended
		% of total		% of total		% of total
	June 30,	product	March 31,	product	June 30,	product
(In thousands, except percentages)	2007	revenue	2007	revenue	2006	revenue
(unaudited)
GAAP product cost of revenue	$35,568	54.0%	$28,098	50.5%	$29,507	47.8%

GAAP product gross margin	$30,307	46.0%	$27,568	49.5%	$32,160	52.2%

Non-GAAP adjustments:
Stock-based compensation expense (1)	443	0.7%	346	0.6%	554	0.9%

Non-GAAP product gross margin	$30,750	46.7%	$27,914	50.1%	$32,714	53.0%

(1)	For the three months and six months ended June 30, 2007 and 2006, and for the three months ended March 31, 2007, these adjustments represent the non-cash amortization of stock-based compensation associated with the adoption of SFAS No. 123 (R) Stock-based Compensation.